Exhibit 10.1
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
February 23, 2010
Sanofi Winthrope Industrie
20, avenue Raymond Aron
92165 Antony
FRANCE
Attention: The Chief Executive Officer
By post and facsimile: +33 1 4702 5014
Dear Sir
Confirmation of the agreed ‘SWIND Therapeutic Areas’ pursuant to Article 2.2 of the Exclusive Agreement (as amended)
The parties agree that, pursuant to Article 2.2 of the Exclusive Agreement and our subsequent agreement to extend the date for agreeing the ‘SWIND Therapeutic Areas’ until 28 February 2010, the agreed ‘SWIND Therapeutic Areas’ are listed immediately below, following the classification of the Anatomical Therapeutic Chemical classification system of the WHO Collaborating Centre for Drug Statistics Methodology (ATC):
•	Antithrombotic agents — B01

•	[***]

•	Vaccines — J07

•	[***]

•	[***]

•	[***]
The therapeutic classes at the classification level of the ATC listed above are the agreed ‘SWIND Therapeutic Areas’ for the purposes of Article 2.2 of the Exclusive Agreement, as amended from time to time in accordance with the Exclusive Agreement.
In addition to the agreed SWIND Therapeutic Areas listed above the parties acknowledge that, pursuant to Article 2.2 of the Exclusive Agreement and by way of an example of its operation, SWIND may approach Unilife during the term of the Exclusive Agreement to discuss, in good faith, adding to the SWIND Therapeutic Areas additional therapeutic classes to be described using and at the third level of classification of the ATC (Additional STA).

Unilife Corporation
633 Lowther Road, Lewisberry, PA 17339 T + 1 717 938 9323 F + 717 938 9364 E info@unilife.com	W www.unilife.com

Exhibit 10.1
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted materials have been filed separately with the Securities and Exchange Commission.
The parties acknowledge that, in the exercise of the good faith discussions of Additional STA, SWIND will provide to the reasonable satisfaction of Unilife:
(a)	evidence:
(i)	that the drugs in respect of/for which the Additional STA are being requested are well advanced in SWIND’s pipeline; and

(ii)	of the feasibility of the use of those drugs with the ‘Products’ (as that term is defined in the Exclusive Agreement); and
(b)	an estimate of the likely date of and number of units to be ordered in such commercial orders.
Provided Unilife has no commercial arrangement with a third party in respect of the Additional STA in question, Unilife will not unreasonably refuse to add such Additional STA to the SWIND Therapeutic Areas and, once agreed and added, such will be treated under the Exclusive Agreement as if they were originally agreed and listed in this letter as ‘SWIND Therapeutic Areas’.
Please acknowledge and confirm your agreement of the SWIND Therapeutic Areas listed above by signing the attached copy of this letter (where indicated) and returning it to us.
Yours sincerely,
/s/ Alan Shortall
Alan Shortall
Director and CEO
Unilife Medical Solutions Limited
Encl

cc	Mr Paul Jansen Global Head Medical Devices Sanofi-Aventis Deutschland GmbH
Acknowledged and Agreed by the Chief Executive Officer of Sanofi Winthrope Industrie
Signature: /s/ Gérard Touratier

Name:	Gérard TOURATIER Vice President and Chief Financial Officer

Date:	February 25th, 2010

Unilife Corporation
633 Lowther Road, Lewisberry, PA 17339 T + 1 717 938 9323 F + 717 938 9364 E info@unilife.com	W www.unilife.com